Exhibit 4.17

THIRTEENTH SUPPLEMENTAL INDENTURE TO

AMENDED AND RESTATED INDENTURE

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of March 16, 2004, among HOST MARRIOTT, L.P., a Delaware limited partnership (the “Company”), Host Marriott Corporation, a Maryland Corporation (“Host REIT), the Subsidiary Guarantors signatory to this Thirteenth Supplemental Indenture and THE BANK OF NEW YORK, as Trustee (the “Trustee”) to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of this Thirteenth Supplemental Indenture (the “Indenture”).

R E C I T A L S

WHEREAS, the Company, its Parents, certain of the Subsidiary Guarantors and HSBC Bank USA (f/k/a Marine Midland Bank) executed and delivered the Amended and Restated Indenture, dated as of August 5, 1998, amending and restating the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-50729) filed with the Securities and Exchange Commission (“Commission”) on Form S-3 by the Company, its Parents and certain of the Subsidiary Guarantors;

WHEREAS, the Trustee has succeeded HSBC Bank USA as the trustee under such indenture.

WHEREAS, the Company and the Subsidiary Guarantors desire to create a Series of Securities to be issued under the Indenture, as hereby supplemented, to be known as the 3.25% Exchangeable Senior Debentures due April 15, 2024 and Subsidiary Guarantees thereof of the Subsidiary Guarantors (hereinafter, the “Exchangeable Debentures”);

WHEREAS, Section 9.1(e) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without the written consent of the Holders of the outstanding Securities to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by the Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Thirteenth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree as follows:

WHEREAS, Section 9.1(h) of the Indenture provides that the Company, the Subsidiary Guarantors under the Indenture and the Trustee may amend and supplement the Indenture without the written consent of the Holders of the outstanding Securities to provide for the release of guarantors to Securities of any Series as permitted by the Indenture;

WHEREAS, HMC JWDC GP LLC has been unconditionally and completely released from its Guarantee of all Guaranteed Indebtedness other than its Guarantee of the Existing Senior Notes and the Company desires to amend the Indenture to remove such Subsidiary Guarantor as a Subsidiary Guarantor of the Existing Senior Notes;

NOW, THEREFORE, in consideration of the material promises contained herein, the parties agree as set forth below:

ARTICLE 1

Section 1.01 Nature of Supplemental Indenture. This Thirteenth Supplemental Indenture supplements the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 Establishment of New Series. Pursuant to Section 2.2 of the Indenture, there is hereby established the Exchangeable Debentures having the terms, in addition to those set forth in the Indenture and this Thirteenth Supplemental Indenture, set forth in the form of Exchangeable Debentures, attached to this Thirteenth Supplemental Indenture as Exhibit A, which is incorporated herein as a part of this Thirteenth Supplemental Indenture.

Section 1.03 Redemption. (a) At any time on or after April 19, 2009, if, during each of the 30 consecutive days prior to and including the Redemption Date, the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the resale of Host REIT Common Stock, the Company may redeem the Exchangeable Debentures for cash, in whole or in part, at the following Redemption Prices (expressed as percentages of the principal amount), in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the applicable Redemption Date):

Redemption Date	Percentage
April 19, 2009	100.542%
July 15, 2009	100.407%
October 15, 2009	100.271%
January 15, 2010	100.136%
April 15, 2010 and thereafter	100.000%

(b) The Exchangeable Debentures will not have the benefit of any sinking fund.

(c) Solely with respect to the Exchangeable Debentures, if less than all of the Exchangeable Debentures are to be redeemed, the Trustee shall select the Exchangeable Debentures to be redeemed on a pro rata basis; provided, that if any Exchangeable Debenture selected for partial redemption is exchanged in part before termination of the exchange right with respect to the portion of the Exchangeable Debenture so selected, the exchanged portion of such Exchangeable Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Exchangeable Debentures which have been exchanged during a selection of Exchangeable Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

(d) In the event of any redemption, the Company will not be required to:

•	Issue or register the transfer or exchange of any Exchangeable Debenture during a period beginning at 9:00 am New York City time 15 days before any selection of debentures for redemption and ending at 5:00 pm New York City time on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Exchangeable Debentures to be so redeemed, or

•	Register the transfer or exchange of any Exchangeable Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Exchangeable Debenture being redeemed in part.

Section 1.04 Tax Withholding. The Company or Host REIT is permitted to withhold from payment of interest otherwise due to Holder, from cash payable to a Holder on redemption or from shares of Host REIT common stock otherwise deliverable to a Holder upon exchange of an Exchangeable Debenture, any amount that either the Company or Host REIT is required by applicable laws to withhold.

Section 1.05 Release of Guarantor. Pursuant to Section 12.4 of the Indenture, HMC JWDC GP LLC is hereby unconditionally and completely released of such Subsidiary Guarantor’s Guarantee under each series of Existing Senior Notes.

ARTICLE 2

Section 2.01 “Subsidiary Guarantors” means, with respect to the Exchangeable Debentures, (A) the Subsidiary Guarantors listed in Section 2.03 below and (B) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but excluding any Persons whose Guarantees have been released pursuant to the terms of the Indenture. The provisions of Article 12 of the Indenture will be applicable to the Exchangeable Debentures.

Section 2.02 The second sentence of the definition of “Subsidiary Guarantee” set forth in Section 1.1 of the Indenture shall read, for purposes of the Exchangeable Debentures, as follows: “Each Subsidiary Guarantee with respect to the Exchangeable Debentures will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the Exchangeable Debentures, the Thirteenth Supplemental Indenture or the Indenture.”

Section 2.03 The following entities shall constitute the “Subsidiary Guarantors” with respect to the Exchangeable Debentures until such time as their Guarantees are released in accordance with the terms of the Indenture:

(1)	Airport Hotels LLC;
(2)	Host of Boston, Ltd.;
(3)	Host of Houston, Ltd;
(4)	Host of Houston 1979;
(5)	Chesapeake Financial Services LLC;
(6)	City Center Interstate Partnership LLC;
(7)	HMC Retirement Properties, L.P.;
(8)	HMH Marina LLC;
(9)	Farrell’s Ice Cream Parlour Restaurants LLC;
(10)	HMC Atlanta LLC;
(11)	HMC BCR Holdings LLC;
(12)	HMC Burlingame LLC;
(13)	HMC California Leasing LLC;
(14)	HMC Capital LLC;
(15)	HMC Capital Resources LLC;
(16)	HMC Park Ridge LLC;

(17)	HMC Partnership Holdings LLC;
(18)	Host Park Ridge LLC;
(19)	HMC Suites LLC;
(20)	HMC Suites Limited Partnership;
(21)	PRM LLC;
(22)	Wellsford-Park Ridge HMC Hotel Limited Partnership;
(23)	YBG Associates LLC;
(24)	HMC Chicago LLC;
(25)	HMC Desert LLC;
(26)	HMC Palm Desert LLC;
(27)	MDSM Finance LLC;
(28)	HMC Diversified LLC;
(29)	HMC East Side II LLC;
(30)	HMC Gateway LLC;
(31)	HMC Grand LLC;
(32)	HMC Hanover LLC;
(33)	HMC Hartford LLC;
(34)	HMC Hotel Development LLC;
(35)	HMC HPP LLC;
(36)	HMC IHP Holdings LLC;
(37)	HMC Manhattan Beach LLC;
(38)	HMC Market Street LLC;
(39)	New Market Street LP;
(40)	HMC Georgia LLC;
(41)	HMC Mexpark LLC;
(42)	HMC Polanco LLC;
(43)	HMC NGL LLC;
(44)	HMC OLS I L.P.;
(45)	HMC OP BN LLC;
(46)	HMC Pacific Gateway LLC;
(47)	HMC PLP LLC;
(48)	Chesapeake Hotel Limited Partnership;
(49)	HMC Potomac LLC;
(50)	HMC Properties I LLC;
(51)	HMC Properties II LLC;
(52)	HMC SBM Two LLC;
(53)	HMC Seattle LLC;
(54)	HMC SFO LLC;
(55)	HMC Swiss Holdings LLC;
(56)	HMC Waterford LLC;
(57)	HMH General Partner Holdings LLC;
(58)	HMH Norfolk LLC;

(59)	HMH Norfolk, L.P.;
(60)	HMH Pentagon LLC;
(61)	HMH Restaurants LLC;
(62)	HMH Rivers LLC;
(63)	HMH Rivers, L.P.;
(64)	HMH WTC LLC;
(65)	HMP Capital Ventures LLC;
(66)	HMP Financial Services LLC;
(67)	Host La Jolla LLC;
(68)	City Center Hotel Limited Partnership;
(69)	Times Square LLC;
(70)	Ivy Street LLC;
(71)	Market Street Host LLC;
(72)	MFR of Illinois LLC;
(73)	MFR of Vermont LLC;
(74)	MFR of Wisconsin LLC;
(75)	Philadelphia Airport Hotel LLC;
(76)	PM Financial LLC;
(77)	PM Financial LP;
(78)	HMC Property Leasing LLC;
(79)	HMC Host Restaurants LLC;
(80)	Santa Clara HMC LLC;
(81)	S.D. Hotels LLC;
(82)	Times Square GP LLC;
(83)	Durbin LLC;
(84)	HMC HT LLC;
(85)	HMC JWDC LLC;
(86)	HMC OLS I LLC;
(87)	HMC OLS II L.P.;
(88)	HMT Lessee Parent, LLC;
(89)	HMT/Interstate Ontario, L.P.;
(90)	HMC/Interstate Manhattan Beach, L.P.;
(91)	Host/Interstate Partnership, L.P.;
(92)	HMC/Interstate Waterford, L.P.;
(93)	Ameliatel;
(94)	HMC Amelia I LLC;
(95)	HMC Amelia II LLC;
(96)	Rockledge Hotel LLC;
(97)	Fernwood Hotel LLC;
(98)	HMC Copley LLC;
(99)	HMC Headhouse Funding LLC;
(100)	Ivy Street Hopewell LLC;

(101)	HMC Diversified American Hotels, L.P.; and
(102)	Potomac Hotel Limited Partnership.

By execution of this Thirteenth Supplemental Indenture, each of the Subsidiary Guarantors makes and confirms the Guarantees set forth in Section 12.1 of the Indenture and shall be deemed to have signed the notation of guarantee set forth on the Securities as provided in Section 12.2 of the Indenture.

ARTICLE 3

Section 3.01 Subject to the further provisions of this Article 3 and Article 5 of this Thirteenth Supplemental Indenture, the covenants set forth in Sections 4.7 through and including 4.15 of the Indenture shall not be applicable to the Exchangeable Debentures.

ARTICLE 4

Section 4.01 The following definitions are hereby added to the Indenture solely with respect to the Exchangeable Debentures:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Certificated Exchangeable Debenture” means a certificated Exchangeable Debenture registered in the name of the Holder thereof and issued in accordance with Section 6.01 of this Thirteenth Supplemental Indenture, in the form of Exhibit A to this Thirteenth Supplemental Indenture except that such Exchangeable Debentures shall not include the information called for by footnotes 1 and 2 thereof.

“Change of Control” means at the time after the Series Issue Date for the Exchangeable Debentures, any of the following occurs (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company’s assets or the assets of Host REIT (for so long as Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Excluded Person, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s Capital Stock (or the Capital Stock of Host REIT for so long as Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable; (iii) during any period of 12 consecutive months after the Series Issue Date of the Exchangeable Debentures (for so long as Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12- month period constituted the Board of Host REIT (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host REIT, then in office; or (iv) Host REIT ceases to be a general partner of the Company or ceases to control the Company; provided, however, that the pro rata distribution by Host REIT to its shareholders of shares of the Company’s Capital Stock or shares of any of Host REIT’s other subsidiaries, will not, in and of itself, constitute a Change of Control for purposes of this definition; provided, however, that a Change of Control shall not be deemed to have occurred if either: (A) the Sale Price per share of Host REIT Common Stock for any five trading days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control relating to an acquisition of Capital Stock, or the period of ten consecutive trading days ending immediately after the Change of Control, in the case of Change of Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Exchange Price of the Exchangeable Debentures in effect on each of those Trading Days; or (B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (1) and/or clause (2) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Exchangeable Debentures become exchangeable into such shares of common stock, depositary receipts or other certificates representing common equity interests. For purposes of this definition, the “Exchange Price” is equal to $1,000 divided by the Exchange Rate and “person” includes any syndicate or group that would be deemed to be a “person under Section 13(d)(3) of the Exchange Act.

“Ex-Dividend Date” means the first date upon which a sale of the Host REIT Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Host REIT Common Stock to its buyer.

“Exchange Agent” means an office or agency where Exchangeable Debentures may be presented for exchange, which shall initially be The Bank of New York.

“Existing Senior Notes” means amounts outstanding from time to time of (i) the 7 7/8% Series B Senior Notes due 2008 of the Company, (ii) the 8 3/8% Series E Senior Notes due 2006 of the Company, (iii) the 9 1/4% Series G Senior Notes due 2007 of the Company; (iv) the 9 1/2% Series I Senior Notes due 2007 of the Company; and (v) the 7 1/8% Series K Senior Notes due 2013 of the Company, in each case not in excess of amounts outstanding immediately following the Series Issue Date of the Exchangeable Debentures, less amounts retired from time to time.

“Global Security” means an Exchangeable Debenture, which includes the information referred to in footnotes 1 and 2 to the form of Exchangeable Debenture attached to this Thirteenth Supplemental Indenture as Exhibit A, issued under the Indenture, and that is deposited with or on behalf of and registered in the name of the Depository or a nominee of the Depository.

“Global Security Legend” means the legend set forth in Section 7.01(f)(ii) of this Thirteenth Supplemental Indenture, which is required to be placed on all Global Securities issued under the Indenture.

“Host REIT” means Host Marriott Corporation, a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Company following the REIT Conversion, and its successors and assigns.

“Host REIT Common Stock” means the common stock, par value $0.01 per share, of Host REIT.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

“Initial Purchasers” means Goldman, Sachs & Co., Merrill Lynch & Co. and UBS Securities LLC.

“Liquidated Damages” shall have the meaning set forth in the Registration Rights Agreement.

“Market Price” means the average of the closing Sale Prices of Host REIT Common Stock for the ten trading day period ending on the third Business Day prior to the applicable measurement date (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the ten Trading Day period and ending on the measurement date, of some events that would result in an adjustment of the Exchange Rate with respect to Host REIT Common Stock.

“Offering Circular” means the Offering Circular of the Company and the Subsidiary Guarantors, dated March 10, 2004, with respect to the Exchangeable Debenture.

“Officer’s Certificate” means a certificate signed on behalf of the Company or Subsidiary Guarantor, as applicable, by an officer of the Company or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Subsidiary Guarantor, as applicable.

“OP Units” means the limited partnership units of the Company.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Paying Agent” means, until otherwise designated, the Trustee.

“Private Placement Legend” means the legend set forth in Section 7.01(f)(i) of this Thirteenth Supplemental Indenture to be placed on all Exchangeable Debenture issued under the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 16, 2004, by and among the Company, Host REIT, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A Global Security” means a Global Security issued in accordance with Rule 144A.

“Sale Price” of the Host REIT Common Stock on any date means the last reported share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Host REIT Common Stock then is listed, or if the Host REIT Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Host REIT Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Host REIT Common Stock is then traded. In the absence of such quotations, the Board of Directors of Host REIT shall make a good faith determination of the Sale Price.

“Series Issue Date” means with respect to any series of Indebtedness issued under the Indenture, the date of any notes of such series are first issued.

“Trading Day” means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business; (b) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market; or (c) if the applicable security is not so listed or admitted for trading on the NYSE and not so quoted on the Nasdaq National Market, a day on which the principal U.S. national or regional exchange on which the applicable security is listed or admitted for trading is open for business.

“Trading Price” has the meaning set forth in Section 6.02(c).

ARTICLE 5

Section 5.01 Repurchase at Option of Holders upon a Change of Control. (a) For purposes of the Exchangeable Debentures, Section 10.1(a) of the Indenture is hereby replaced and superceded by the following and the following shall apply to the Exchangeable Debentures:

“10.1 (a) If a Change of Control occurs at any time prior to April 15,

2010, each Holder of Exchangeable Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Exchangeable Debentures, not previously called for redemption, pursuant to the unconditional, irrevocable offer to purchase described below (the “Change of Control Offer”) at a cash repurchase price equal to 100% of the principal amount of the Exchangeable Debentures to be repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, to but not including the Change of Control Purchase Date (the “Change of Control Payment”) on a date that is not more than 30 Business Days after the date of the notice delivered by the Company pursuant to Section 10.1(b)(6) (the “Change of Control Payment Date”). If a Change of Control occurs on or after April 15, 2010, no Holder shall have the right to require the Company to purchase any Exchangeable Debenture, except as provided for under Section 5.02 of the Thirteenth Supplemental Indenture.”

(b) For purposes of the Exchangeable Debentures, the first clause of Section 10.1(b)(6) is hereby amended to state “within 30 days after the occurrence of a Change of Control and on or before the commencement of any Change of Control Offer,”.

Section 5.02 Repurchase Rights. (a) The Exchangeable Debentures shall be subject to repurchase by the Company at the option of the Holder on April 15, 2010, April 15, 2014 and April 15, 2019 (each a “Repurchase Date”), at a repurchase price equal to 100% of the principal amount of the Exchangeable Debentures to be repurchased, subject to the satisfaction by or on behalf of the Holder of the requirements set forth in clause (b) below.

(b) Repurchases of Exchangeable Debentures under this Section 5.02 shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by the Holder of a written notice of repurchase (a “Repurchase Notice”) during the period beginning at any time from 9:00 am, New York City time, on the date that is 20 Business Days prior to the relevant Repurchase Date until 5:00 pm on the second Business Day prior to the Repurchase Date stating:

(i) if certificated Exchangeable Debentures have been issued, the certificate number of the Exchangeable Debenture which the Holder will deliver to be purchased, or if not certificated, the appropriate Depositary procedures;

(ii) the portion of the principal amount at maturity of the Exchangeable Debentures which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof;

(iii) that such Exchangeable Debentures shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in this Thirteenth Supplemental Indenture and in the Indenture;

(2) book-entry transfer or, if the Exchangeable Debentures are certificated, delivery of such Exchangeable Debenture to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 5.02 only if the Exchangeable Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice, as determined by the Company.

(c) If the Exchangeable Debentures are not in certificated form, the Repurchase Notice must comply with applicable Depositary procedures.

(d) The Company shall purchase from the Holder thereof, pursuant to this Section 5.02, a portion of an Exchangeable Debenture, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Thirteenth Supplemental Indenture and the Indenture that apply to the purchase of all of the Exchangeable Debentures also apply to the purchase of such portion of such Exchangeable Debenture.

(e) Any purchase by the Company contemplated pursuant to the provisions of this Section 5.02 shall be consummated by the delivery to the Paying Agent of the cash or securities sufficient to pay the Repurchase Price to be received by the Holder promptly following the later of the Repurchase Date or the time of book-entry transfer or delivery of the Exchangeable Debentures.

(f) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 5.02 shall have the right to withdraw such Repurchase Notice at any time prior to 5:00 pm New York City time on the second Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.03(b), which must comply with appropriate Depositary procedures.

(g) Simultaneously with the Repurchase Notice, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information set forth in this Section 5.02, or publish such information on the Company’s web site or through such other public medium the Company may use at the time.

(h) The Company may arrange for a third party to purchase any Exchangeable Debentures for which it receives a valid Repurchase Notice that is not withdrawn in accordance with Section 5.03(b), in the manner and otherwise in compliance with the requirements set forth in this Thirteenth Supplemental Indenture and the Indenture relating to the repurchase of the Exchangeable Debentures as contemplated pursuant to this Section 5.02. Such Exchangeable Debentures purchased pursuant to this Section 5.02(h) shall continue to be outstanding under Section 2.9 of the Indenture.

Section 5.03 Effect of Repurchase Notice. (a) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 5.02(b), the Holder of the Exchangeable Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in clause (b) below) thereafter be entitled to receive solely the Repurchase Price with respect to such Exchangeable Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Exchangeable Debenture and (y) the time of delivery of such Exchangeable Debenture to the Paying Agent by the Holder thereof in the manner required by Section 5.02(b)(2). Exchangeable Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 6 below on or after the date of delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in clause (b) below.

(b) Withdrawal of a Repurchase Notice. A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice, at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Repurchase Date, specifying:

(1) the certificate number of the Exchangeable Debenture in respect of which such notice of withdrawal is being submitted if Certificated Exchangeable Debentures have been issued,

(2) the principal amount of the Exchangeable Debentures with respect to which such notice of withdrawal is being submitted, and

(3) the principal amount, if any, of such Exchangeable Debentures which remains subject to the original Repurchase Notice, and which has been or will be delivered for purchase by the Company.

If Exchangeable Debentures are not in certificated form, the withdrawal notice must comply with applicable Depositary procedures.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(c) Deposit of Repurchase Price. Prior to 10:00 a.m. New York City time on the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Repurchase Price of all the Exchangeable Debentures or portions thereof which are to be purchased as of the Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Repurchase Date, as the case may be, cash or securities, sufficient to pay the Repurchase Price of any Exchangeable Debentures for which a Repurchase Notice has been tendered and not withdrawn pursuant to clause (b) above, then, on such Repurchase Date, such Exchangeable Debentures will cease to be outstanding and interest and Liquidated Damages, if any, on such Exchangeable Debentures will cease to accrue, whether or not such Exchangeable Debentures are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price, upon delivery of such Exchangeable Debentures).

(d) Exchangeable Debentures Purchased in Part. Any Certificated Exchangeable Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Exchangeable Debentures, without service charge, a new Exchangeable Debenture or Exchangeable Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Exchangeable Debenture so surrendered which is not purchased.

(e) Covenant to Comply With Securities Laws Upon Purchase of Exchangeable Debentures. When complying with the provisions of Section 5.02 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemption under applicable laws, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any applicable successor provision), under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable and (iii) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Section 5.02 to be exercised in the time and in the manner specified in Section 5.02. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 5.02, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Section 5.02.

(f) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or securities that remain unclaimed for two years, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or securities deposited by the Company pursuant to clause (c) above exceeds the aggregate Repurchase Price of the Exchangeable Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, promptly after the Business Day following the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, or dividends thereon.

Section 5.04 Merger and Sale of Assets by Host REIT. For purposes of the Exchangeable Debentures, Article 5 of the Indenture is hereby superseded with the following.

“Neither the Company nor Host REIT may (1) consolidate or merge into any other Person or sell, convey, lease or transfer its properties and assets substantially as an entirety to any other Person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into it, unless, (a) in case of merger or consolidation, either the Company or Host REIT (as the case may be) are the surviving Person or if the Company or Host REIT are not the surviving Person, the surviving Person formed by such consolidation or into which the Company or Host REIT are merged or the person to which the Company’s or Host REIT’s properties and assets are so transferred shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall execute and deliver to the Trustee a supplemental indenture expressly assuming, in the case of a transaction involving the Company, the payment when due of the principal of and interest on the debentures and in the case of a transaction involving the Company or Host REIT, the performance of each of the Company or Host REIT’s (as the case may be) other covenants under this Thirteenth Supplemental Indenture, and (b) in either case, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;”

Section 5.05 Successor Person Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or Host REIT (as the case may be), in accordance with Section 5.04, the successor Person formed by such consolidation or into which the Company or Host REIT, as applicable, is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company or Host REIT, as applicable, under this Indenture with the same effect as if such successor Person had been named therein as the Company or Host REIT, as applicable, and the Company or Host REIT, as applicable, shall be released from the obligations under the Exchangeable Debentures and this Indenture.

ARTICLE 6

Section 6.01 Exchange Right. A Holder of an Exchangeable Debenture may surrender for exchange such Exchangeable Debenture into shares of Host REIT Common Stock as set forth in this Article 6. The Company shall notify the Trustee of the date on which the Exchangeable Debentures first become exchangeable, which certificate shall set forth the calculations on which such determination was made. Unless and until the Trustee receives such certificate, the Trustee may conclusively assume without inquiry that the Exchangeable Debentures are not exchangeable.

Section 6.02 Subject to and upon compliance with the provisions of this Article 6, a Holder of an Exchangeable Debenture may surrender its Exchangeable Debentures for exchange into shares of Host REIT Common Stock at the applicable Exchange Rate (as defined below) in effect on the date of exchange only as follows:

(a) during any Exchange Period prior to April 15, 2023, if the Sale Price of Host REIT Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Exchange Period is more than 120% of the Exchange Price on the first day of such Exchange Period. If an event set forth in Section 6.07 below shall have occurred during the period of 30 consecutive Trading Days ending on the first day of an Exchange Period, the Sale Price of Host REIT Common Stock on each Trading Day of such period elapsing prior to the occurrence of the event shall be deemed to have been appropriately adjusted to reflect the occurrence of the event. An “Exchange Period” will be the period from and including the eleventh Trading Day in a fiscal quarter to, but not including, the eleventh Trading Day in the immediately following fiscal quarter.

(b) on any date after April 15, 2023 and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Stated Maturity of the Exchangeable Debentures, if the Sale Price of the Host REIT Common Stock is more than 120% of the then-current Exchange Price.

(c) during the five consecutive Trading Day period beginning on the first Trading Day after any 20 consecutive Trading Day period in which the average of the Trading Prices for an Exchangeable Debenture for such 20 consecutive Trading Day period was less than 95% of the average Sale Price of the Host REIT Common Stock during such 20 consecutive Trading Day period multiplied by the applicable Exchange Rate for such period.

The “Trading Price” of the Exchangeable Debentures on any date of determination means the average of the secondary market bid quotations per Exchangeable Debenture obtained by the Trustee for $5,000,000 principal amount of the Exchangeable Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers designated by the Company, which may include any of the Initial Purchasers, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Exchangeable Debentures from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Exchangeable Debentures, then the Trading Price of the Exchangeable Debentures will equal (a) the then-applicable Exchange Rate of the Exchangeable Debentures multiplied by (b) 92% of the closing price on the New York Stock Exchange of Host REIT Common Stock on such determination date; provided that the Trustee shall not determine the Trading Price of the Exchangeable Debentures unless requested by the Company; and provided, further, that the Company shall have no obligation to make such request unless a holder of Exchangeable Debentures provides the Company with reasonable evidence that the Trading Price of the Exchangeable Debenture for a 20 consecutive Trading Day period may be less than 95% of the average Sale Price of the Common Stock during such 20 consecutive Trading-Day period multiplied by the applicable Exchange Rate; and at which time, the Company shall instruct the Trustee to determine the Trading Price of the Exchangeable Debentures for the past 20 consecutive Trading Day period to determine whether the Exchangeable Debentures are exchangeable pursuant to Section 6.02(c).

(d) at any time prior to 5:00 p.m., New York City time, on the second Business Day prior to the Redemption Date, if such Exchangeable Debenture has been called for redemption pursuant to Sections 1.03 of this Thirteenth Supplemental Indenture.

(e) if the Company or Host REIT elects to distribute to all Holders of Host REIT Common Stock (i) rights, options or warrants entitling them to purchase, for a period expiring within 60 days, Host REIT Common Stock at less than the Sale Price of Host REIT Common Stock on the Trading Day immediately preceding the declaration of the dividend, or (ii) the Company’s or Host REIT’s assets, debt securities or rights, options or warrants to purchase the Company’s or Host REIT’s securities, which distribution has a per share of value exceeding 12.5% of the Sale Price of Host REIT Common Stock as of the Business Day preceding the date of declaration for such distribution, in each case, the Exchangeable Debentures may be surrendered for exchange beginning on the date the Company gives notice to the

Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such dividend or distribution and Exchangeable Debentures may be surrendered for exchange at any time thereafter until 5:00 p.m. on the earlier of the Business Day prior to the Ex-Dividend Date and the date the Company announces that such distribution will not take place.

(f) if the Company or Host REIT is party to a consolidation, merger or binding share exchange, pursuant to which shares of Host REIT Common Stock would be exchanged into cash, securities or other property, the Exchangeable Debentures may be surrendered for exchange at any time from and after the date which is 15 Business Days prior to the date the Company announces as the anticipated effective time until 5 Business Days after the actual date of such transaction.

(g) during any period in which the Host REIT Common Stock is not listed on a United States national securities exchange for more than 30 consecutive days.

The Exchange Agent shall, on behalf of the Company, determine daily if the Exchangeable Debentures are exchangeable as a result of the Sale Price of the Host REIT Common Stock and shall notify the Company and the Trustee; provided that the Company shall provide to the Exchange Agent upon request, the Sale Price of the Host REIT Common Stock.

An Exchangeable Debenture in respect of which a Holder has delivered a Repurchase Notice or a Change of Control purchase notice exercising the option of such Holder to require the Company to purchase such Exchangeable Debenture may be exchanged only if such notice of exercise is withdrawn in accordance with this Thirteenth Supplemental Indenture or the Indenture, as applicable.

No adjustment to the ability of a Holder to exchange shall be made if the Holder will otherwise participate in the distributions specified in clauses (e) or (f) above without exchange.

Section 6.03 Exchange Rate. The number of shares of Host REIT Common Stock issuable upon exchange of an Exchangeable Debenture per $1,000 of principal amount thereof (the “Exchange Rate”) shall initially be 54.6448 shares of Host REIT Common Stock per $1,000 principal amount, subject to adjustment in certain events described below.

Section 6.04 Exchange Procedures. A Holder may exchange a portion of the principal amount at maturity of an Exchangeable Debenture if the portion exchanged is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this Thirteenth Supplemental Indenture that apply to the exchange of all of an Exchangeable Debenture also apply to an exchange of a portion of an Exchangeable Debenture.

To surrender an Exchangeable Debenture for exchange, a Holder must, in the case of a Global Security, comply with all applicable procedures of the Depositary, and in the case of a Certificated Exchangeable Debenture, (1) complete and manually sign the form of irrevocable exchange notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, and (2) surrender, if the Exchangeable Debenture is in certificated form, the Certificated Exchangeable Debenture to the Exchange Agent, and in any such case, furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required. The first Business Day on which the Holder satisfies all those requirements is the exchange date (the “Exchange Date”).

As soon as practicable after the Exchange Date, the Company shall deliver to the Holder, through the Exchange Agent, a certificate for the number of full shares of Host REIT Common Stock issuable upon the exchange, and cash in lieu of any fractional share determined pursuant to Section 6.05 below (other than in the case of Holders of Exchangeable Debentures in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary’s customary practice). The Person in whose name the certificate is registered shall be treated as a shareholder of record as of 5:00 p.m. on the Exchange Date. Upon exchange of an Exchangeable Debenture in its entirety, such Person shall no longer be a Holder of such Exchangeable Debenture.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Host REIT Common Stock except as provided in this Article 6. On exchange of an Exchangeable Debenture, that portion of accrued and unpaid cash interest (including Liquidated Damages), if any, through the Exchange Date with respect to the exchanged Exchangeable Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Host REIT Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Exchangeable Debenture being exchanged pursuant to the provisions hereof; and the fair market value of such shares of Host REIT Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest (including Liquidated Damages), if any, through the Exchange Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the principal amount of the Exchangeable Debenture, including any accrued and unpaid interest (including Liquidated Damages) of the Exchangeable Debenture being exchanged pursuant to the provisions hereof. The Company will not adjust the Exchange Rate to account for accrued interest, if any. If the Holder exchanges more than one Exchangeable Debenture at the same time, the number of shares of Host REIT Common Stock issuable upon the exchange shall be based on the total principal amount of the Exchangeable Debentures, including any accrued and unpaid interest (including Liquidated Damages) of the Exchangeable Debentures exchanged.

If the last day on which an Exchangeable Debenture may be exchanged is not a Business Day, the Exchangeable Debenture may be surrendered on the next succeeding Business Day; notwithstanding the forgoing, an Exchangeable Debenture may not be surrendered for exchange after the Stated Maturity of the Exchangeable Debentures.

Upon surrender of an Exchangeable Debenture that is exchanged in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Exchangeable Debenture in an authorized denomination equal in principal amount at maturity to the unexchanged portion of the Exchangeable Debenture surrendered.

Except as provided in this Section 6.03, an exchanging Holder of Exchangeable Debentures shall not be entitled to receive any accrued and unpaid interest (including Liquidated Damages, if any) on any such Exchangeable Debentures being exchanged. By delivery to the Holder of the number of shares of Host REIT Common Stock or other consideration issuable or payable upon exchange in accordance with this Section 6.03, any principal and accrued and unpaid interest (including Liquidated Damages, if any), on such Exchangeable Debentures will be deemed to have been paid in full. If any Exchangeable Debentures are surrendered for exchange subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Exchangeable Debentures at 5:00 p.m. New York City time on such Record Date shall receive the interest payable on such Exchangeable Debenture on such Interest Payment Date (including Liquidated Damages, if any) notwithstanding the exchange thereof. Exchangeable Debentures surrendered for exchange during the period from 5:00 p.m. New York City time on any Record Date preceding any Interest Payment Date to 9:00 a.m. New York City time on such Interest Payment Date shall (except in the case of Exchangeable Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment from exchanging Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest payable on such Interest Payment Date (including Liquidated Damages, if any) on the Exchangeable Debentures being surrendered for exchange; provided, however, if the Company elects to redeem Exchangeable Debentures on a date that is after the Regular Record Date but on or prior to the corresponding Interest Payment Date, and such Holder elects to exchange those Exchangeable Debentures, the Holder will not be required to pay the Company, at the time that Holder surrenders those Exchangeable Debentures for exchange, the amount of interest such Holder will have received on the Interest Payment Date.

Notwithstanding the foregoing, if the Holder is exchanging their Exchangeable Debentures pursuant to Section 6.02(c) above and on the day before the Exchange Date, the Sale Price of Host REIT Common Stock is equal to or greater than 100% but less than or equal to 120% of the Exchange Price, then a Holder surrendering its

Exchangeable Debentures for exchange shall receive, in lieu of Host REIT Common Stock based on the applicable Exchange Rate, Host REIT Common Stock or cash, at the Company’s option, if on or prior to April 15, 2019, or cash, if after April 15, 2019, in each case, with a value equal to the principal amount of the Exchangeable Debenture (plus accrued and unpaid interest and Liquidated Damages, if any) on the Exchange Date (such exchange, a “Principal Value Exchange”). Any Host REIT Common Stock to be delivered to the Holder by the Company upon a Principal Value Exchange shall be valued at 100% of the average Sale Price for the 20 consecutive Trading Days preceding such Exchange Date. The Company shall notify the Trustee and any surrendering Holder of Exchangeable Debentures whose exchange is a Principal Value Exchange of such Principal Value Conversion by the second Trading Day following such Exchange Date and in such notice, state whether the Company shall pay to such Holder all or a portion of the principal amount of such Exchangeable Debentures in cash or, if prior to April 15, 2019, Host REIT Common Stock.

Section 6.05 Fractional Shares. The Company will not issue fractional shares of Host REIT Common Stock upon exchange of an Exchangeable Debenture. Instead, the Company will pay cash based on the current market value of the fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last Trading Day immediately prior to the Exchange Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a exchange will be determined on the basis of the total number of Exchangeable Debentures that the Holder is then exchanging into Host REIT Common Stock and the aggregate number of shares of Host REIT Common Stock issuable upon such exchange.

Section 6.06 Taxes on Conversion. If a Holder submits an Exchangeable Debenture for exchange, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Host REIT Common Stock upon the exchange. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Exchange Agent may refuse to deliver the certificates representing the shares of Host REIT Common Stock being issued in a name other than the Holder’s name until the Exchange Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 6.07 Exchange Rate Adjustments. The Exchange Rate shall be subject to adjustment, without duplication, upon the occurrence of the below listed events.

(a) Adjustment for Change in Host REIT Common Stock. If, after the Series Issue Date of the Exchangeable Debentures, Host REIT:

(1) pays a dividend or makes another distribution to all holders of Host REIT Common Stock payable exclusively in shares of Host REIT Common Stock;

(2) subdivides the outstanding shares of Host REIT Common Stock into a greater number of shares;

(3) combines the outstanding shares of Host REIT Common Stock into a smaller number of shares; or

(4) reclassifies the outstanding shares of Host REIT Common Stock,

then the exchange privilege and the Exchange Rate in effect immediately prior to such action shall be adjusted so that the Holder of an Exchange Debenture thereafter exchanged may receive the number of shares of Host REIT Common Stock which such Holder would have owned immediately following such action if such Holder had exchanged the Exchangeable Debenture immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination or reclassification.

If after an adjustment a Holder of an Exchangeable Debenture upon exchange of such Exchangeable Debenture may receive shares of two or more classes of Host REIT Capital Stock, the Exchange Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Host REIT Capital Stock as is contemplated by this Article 6 with respect to the Host REIT Common Stock, on terms comparable to those applicable to Host REIT Common Stock in this Article 6.

(b) Adjustment for Rights Issue. If, after the Series Issue Date of the Exchangeable Debentures, Host REIT distributes any rights, options or warrants to all holders of Host REIT Common Stock entitling them to subscribe for or purchase shares of Host REIT Common Stock at a price per share less (or having an exchange price per share less) than the Market Price (on the Trading Day immediately preceding the time of announcement of such issuance) (except that no adjustment will be made if Holders of the Exchangeable Debentures may participate in the distribution on a basis and with the notice that the Company’s Board of Directors determines to be fair and appropriate), the Exchange Rate shall be adjusted in accordance with the formula:

R’ = R x	(O + N)
(O + (N x P)/M)

where:

R’ = the adjusted Exchange Rate.

R = the current Exchange Rate.

O = the number of shares of Host REIT Common Stock outstanding on the record date for the distribution to which this clause (b) is being applied.

N = the number of additional shares of Host REIT Common Stock offered pursuant to the distribution.

P = the offering price per share of the additional shares.

M = the Market Price.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this clause (b) applies. If all of the shares of Host REIT Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Host REIT Common Stock issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this clause (b) if the application of the formula stated above in this clause (b) would result in a value of R’ that is equal to or less than the value of R.

(c) Adjustment for Other Distributions. If, after the Series Issue Date of the Exchangeable Debentures, Host REIT makes the payment of dividends or distributions to all holders of Host REIT Common Stock consisting of evidence of indebtedness, shares of capital stock or assets (excluding cash) or any rights, warrants or options to purchase securities, except for (w) those rights, options or warrants referred to in clause (b) above, (x) distributions referred to in clause (a) above, (y) dividends and distributions paid exclusively in cash other than referred to in clauses (d) and (e) below), and (z) distributions upon mergers or consolidations, the Exchange Rate shall be adjusted, subject to the provisions of the last paragraph of this clause (c), in accordance with the formula:

R’ = R x	M
(M - F)

where:

R’ = the adjusted Exchange Rate.

R = the current Exchange Rate.

M = the Market Price.

F = the fair market value (on the record date for the distribution to which this clause (c) applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Host REIT Common Stock in the distribution to which this clause (c) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

In the event Host REIT distributes shares of Capital Stock of a Subsidiary to all Holders of Host REIT Common Stock, the Exchange Rate will be adjusted, if at all, based on the market value of the Subsidiary Capital Stock so distributed relative to the market value of the shares of Host REIT Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this clause (c), except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of Host REIT to all Holders of Host REIT Common Stock (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Sale Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this clause (c) applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 consecutive Trading Days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

In the event that, with respect to any distribution to which this clause (c) would otherwise apply, the difference “M-F” as defined in the above formula is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by this clause (c) shall not be made and in lieu thereof the provisions of clause (k) shall apply to such distribution.

(d) Adjustment for Company Tender Offer. If, after the Series Issue Date of the Exchangeable Debentures, Host REIT or any Subsidiary of Host REIT pays holders of the shares of Host REIT Common Stock in respect of a tender offer, other than an odd-lot offer, by Host REIT or any of its Subsidiaries for shares of Host REIT

Common Stock to the extent that the offer involves aggregate consideration that, together with any cash and the fair market value of any other consideration payable in respect of any tender offer by Host REIT or any of its Subsidiaries for shares of Host REIT Common Stock consummated within the 365-day period preceding the expiration of such tender offer not triggering an Exchange Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of the shares of Host REIT Common Stock on the expiration date of the tender offer, the Exchange Rate shall be increased in accordance with the following formula:

R’ = R x	M
(M - A)

where:

R’ = the adjusted Exchange Rate.

R = the current Exchange Rate.

M = the Market Price.

A = the amount per share of such dividend or distribution (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Host REIT).

(e) Adjustment for Cash Distributions. If Host REIT shall, at any time or from time to time while any of the Exchangeable Debentures are outstanding, by dividend or otherwise, distribute cash to all holders of Host REIT Common Stock (and such dividend or distribution does not trigger an adjustment pursuant to clause (d) above), the Exchange Rate will be adjusted in accordance with the following formula:

R’ = R x	M
(M - A)

where:

R’ = the adjusted Exchange Rate.

R = the current Exchange Rate.

M = the Market Price.

A = the amount per share of such dividend or distribution (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Host REIT).

Notwithstanding the foregoing, in the event of an adjustment pursuant to clauses (d) and (e) above, in no event shall the Exchange Rate be greater than the quotient of $1,000, divided by the Sale Price on March 16, 2004, subject to adjustment pursuant to clauses (a) through (c) above.

(f) When Adjustment May Be Deferred. No adjustment in the Exchange Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Exchange Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding the foregoing, if the Exchangeable Debentures are called for redemption, all adjustments not previously made will be made on the applicable Redemption Date.

All calculations under this Article 6 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

(g) When No Adjustment Required. Host REIT has adopted a stockholders rights plan under which Host REIT issued rights to all holders Host REIT Common Stock. If each share of the Host REIT Common Stock issued upon exchange of the Exchangeable Debentures at any time prior to the distribution of separate certificates representing the rights will be entitled to receive the right, then no adjustment to the Exchange Rate need be made as a result of the issuance of such rights pursuant to such rights plan. Upon the occurrence of an event of separation of the rights from the Host REIT Common Stock, the Exchange Ratio shall be adjusted in accordance with clause (b) above. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a reversing adjustment shall be made.

The applicable Exchange Rate will not be adjusted:

(1) upon the issuance of any shares of Host REIT Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Host REIT and the investment of additional optional amounts in Host REIT Common Stock under any plan;

(2) upon the issuance of any shares of Host REIT Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Host REIT;

(3) upon the issuance of any shares of Host REIT Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Series Issue Date;

(4) as a result of a tender offer solely to holders of less than 100 share of Host REIT Common Stock; and

(5) for the avoidance of doubt, upon the issuance of OP Units by the Company and the issuance of Host REIT Common Stock or cash upon redemption thereof.

No adjustment need be made if Holders of the Exchangeable Debentures may participate in the transaction on an “as exchanged” basis.

Except as set forth in clauses (a) through (e) above, the applicable Exchange Rate shall not be subject to an adjustment in the case of the issuance of any Host REIT Common Stock or Host REIT preferred stock, or securities exchangeable into or exchangeable for Host REIT Common Stock or Host REIT preferred stock.

(h) Notice of Adjustment. Whenever the Exchange Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Exchange Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

(i) Voluntary Increase. The Company from time to time may increase the Exchange Rate by any amount at any time (a) in order to avoid or diminish any income tax to holders of Host REIT Common Stock resulting from certain dividends, distributions or issuance of rights or warrants, or (b) otherwise as the Company deems appropriate, for at least 20 Business Days, so long as the increase is irrevocable during such period. Whenever the Exchange Rate is increased, the Company shall mail to Holders and file with the Trustee and the Exchange Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exchange Rate takes effect. The notice shall state the increased Exchange Rate and the period it will be in effect. A voluntary increase of the Exchange Rate does not change or adjust the Exchange Rate otherwise in effect for purposes of clauses (a) through (e).

(j) Notice of Certain Transactions. If:

(1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to clauses (a), (b), (c), (d) or (e) (unless no adjustment is to occur pursuant to clause (g)); or

(2) the Company takes any action that would require a supplemental indenture pursuant to clause (k) below; or

(3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Exchange Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 10 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

(k) Reorganization of Company; Special Distributions. If the Company or Host REIT is a party to a transaction subject to Article 5 of the Indenture (other than a sale of all or substantially all of the assets of Host REIT in a transaction in which the holders of Host REIT Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Host REIT Common Stock, the Person obligated to deliver securities, cash or other assets upon exchange of Exchangeable Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon exchange of Exchangeable Debentures is an Affiliate of the successor company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of an Exchangeable Debenture may exchange it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had exchanged the Exchangeable Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 6. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

If Host REIT makes a distribution to all holders of Host REIT Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of Host REIT that, but for the provisions of the last paragraph of clause (c), would otherwise result in an adjustment in the Exchange Rate pursuant to the provisions of clause (c), then, from and after the record date for determining the holders of Host REIT Common Stock entitled to receive the distribution, a Holder of an Exchangeable Debenture that exchanges such Exchangeable Debenture in accordance with the provisions of the Indenture shall upon such exchange be entitled to receive, in addition to the shares of Host REIT Common Stock into which the Exchangeable Debenture is exchange, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exchanged the Exchangeable Debenture immediately prior to the record date for determining the holders of Host REIT Common Stock entitled to receive the distribution.

Section 6.08 Company Determination Final. The Company shall make all calculations called for under the Exchangeable Debentures in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders of the Exchangeable Debentures. A schedule of such calculations shall be provided to the Trustee, and the Trustee shall forward the Company’s calculations to any Holder of the Exchangeable Debentures upon the request of that Holder.

Section 6.09 Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 6 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 6.07(j) need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exchange of Exchangeable Debentures. The Trustee shall not be responsible for the Company’s failure to comply with this Article 6. The Trustee is entitled to conclusively rely upon the accuracy of the Company’s calculations without independent verification. Each Exchange Agent shall have the same protection under this Section 6.09 as the Trustee.

Section 6.10 Simultaneous Adjustments. In the event that this Article 6 requires adjustments to the Exchange Rate under more than one of clauses (a), (b), (d) or (e) of Section 6.07, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 6.07(a), second, the provisions of Section 6.07(b), third, the provisions of Section 6.07(c), fourth, the provisions of Section 6.07(d), and fifth, the provision of Section 6.07(e).

Section 6.11 Successive Adjustments. After an adjustment to the Exchange Rate under this Article 6, any subsequent event requiring an adjustment under this Article 6 shall cause an adjustment to the Exchange Rate as so adjusted.

Section 6.12 Ownership Limitation. Notwithstanding any other provision of the Exchangeable Debenture, no Holders of Exchangeable Debentures shall be entitled to exchange such Exchangeable Debenture for Host REIT Common Stock to the extent that receipt of such shares would cause such Holder (together with such Holder’s affiliates) to exceed the ownership limit contained in the Articles of Incorporation of Host REIT.

ARTICLE 7

Section 7.01 For purposes of the Exchangeable Debentures, Section 2.7 of the Indenture is hereby supplemented with, and where inconsistent replaced by, the following provisions:

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Securities will be exchanged by the Company for Certificated Exchangeable Debentures if (i) the Company delivers to the Trustee notice from the Depository (A) that it is unwilling or unable to continue to act as Depository and a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or (B) that it is no longer a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchangeable Debentures or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Exchangeable Debentures if there shall have occurred and be continuing a Default or Event of Default with respect to the Exchangeable Debenture. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, upon surrender by the Depositary of the Global Security, Certificated Exchangeable Debentures shall be issued in such names as the Depository shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Indenture. A Global Security may not be exchanged for another Exchangeable Debenture other than as provided in this Section 7.01(a) of this Thirteenth Supplemental Indenture; however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 7.01(b) or (c) of this Thirteenth Supplemental Indenture.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of the Indenture, the Applicable Procedures, and the restrictions on transfer set forth herein. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 7.01(b)(i) of this Thirteenth Supplemental Indenture.

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 7.01(b)(i) of this Thirteenth Supplemental Indenture, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Certificated Exchangeable Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Certificated Exchangeable Debenture shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Exchangeable Debentures, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 7.01(h) of this Thirteenth Supplemental Indenture.

(iii) Transfer of Beneficial Interests to Another Global Security. A beneficial interest in any Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Global Security if the transfer complies with the requirements of Section 7.01(b)(ii) of this Thirteenth Supplemental Indenture and the Registrar receives a certificate in the form of Exhibit B to this Thirteenth Supplemental Indenture, including the certifications in item (1) thereof.

(c) Transfer or Exchange of Beneficial Interests for Certificated Exchangeable Debentures.

(i) Beneficial Interests in Global Securities to Certificated Exchangeable Debentures. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Certificated Exchangeable Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Exchangeable Debenture, then, if the exchange or transfer complies with the requirements of Section 7.01(a) of this Thirteenth Supplemental Indenture, upon receipt by the Registrar of the following documentation:

a) if the holder of such beneficial interest in a Global Security proposes to exchange such beneficial interest for a Certificated Exchangeable Debenture, a certificate from such holder in the form of Exhibit C to this Thirteenth Supplemental Indenture, including the certifications in item (1)(a) thereof;

b) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B to this Thirteenth Supplemental Indenture, including the certifications in item (1) thereof; or

c) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B to this Thirteenth Supplemental Indenture, including the certifications in item (2) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 7.01(h) of this Thirteenth Supplemental Indenture, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 2.3 of the Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Exchangeable Debenture in the appropriate principal amount. Any Certificated Exchangeable Debenture issued in exchange for a beneficial interest in a Global Security pursuant to this Section 7.01(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Exchangeable Debentures to the Persons in whose names such Exchangeable Debenture are so registered. Any Certificated Exchangeable Debenture issued in exchange for a beneficial interest in a Global Security pursuant to this Section 7.01(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d) Transfer and Exchange of Certificated Exchangeable Debentures for Beneficial Interests.

(i) Certificated Exchangeable Debentures to Beneficial Interests in Restricted Global Securities. If any Holder of a Certificated Exchangeable Debenture proposes to exchange such Exchangeable Debenture for a beneficial interest in a Global Security or to transfer such Certificated Exchangeable Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security, then, upon receipt by the Registrar of the following documentation:

a) if the Holder of such Certificated Exchangeable Debenture proposes to exchange such Exchangeable Debenture for a beneficial interest in a Global Security, a certificate from such Holder in the form of Exhibit C to this Thirteenth Supplemental Indenture, including the certifications in item (1)(b) thereof; or

b) if such Certificated Exchangeable Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B to this Thirteenth Supplemental Indenture, including the certifications in item (1) thereof, the Trustee shall cancel the Certificated Exchangeable Debenture, and increase or cause to be increased the aggregate principal amount of the appropriate Global Security.

(e) Transfer and Exchange of Certificated Exchangeable Debentures for Certificated Exchangeable Debentures. Upon request by a Holder of Certificated Exchangeable Debentures and such Holder’s compliance with the provisions of this Section 7.01(e) of this Thirteenth Supplemental Indenture, the Registrar shall register the transfer or exchange of Certificated Exchangeable Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Exchangeable Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 7.01(e) of this Thirteenth Supplemental Indenture.

(i) Any Certificated Exchangeable Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Certificated Exchangeable Debenture if the Registrar receives from the transferor a certificate in the form of Exhibit B to this Thirteenth Supplemental Indenture, including the certifications in item (1) thereof.

(f) Legends. The following legends shall appear on the face of all Global Securities and Certificated Exchangeable Debentures issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(i) Private Placement Legend.

a) Each Global Security and each Certificated Exchangeable Debenture (and all Exchangeable Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS DEBENTURE (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE EXCHANGE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED

(THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE OPERATING PARTNERSHIP OR ANY GUARANTOR WHOLLY OWNED BY THE OPERATING PARTNERSHIP OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, OR (B) TO A PERSON WHO IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE HOST REIT COMMON STOCK ISSUABLE UPON EXCHANGE OF THE DEBENTURES IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. HOST MARRIOTT, L.P. WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE HOST REIT COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE HOST REIT CORPORATE SECRETARY AT HOST REIT’S PRINCIPLE OFFICE. THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXCHANGE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

PURSUANT TO SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. TO OBTAIN (I) THE ISSUE PRICE OF THIS

DEBENTURE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, (III) THE ISSUE DATE, OR (IV) THE YIELD TO MATURITY; CONTACT INVESTOR RELATIONS AT 9603 ROCKLEDGE DRIVE, SUITE 1500, BETHESDA, MARYLAND 20817, OR BY PHONE AT (240) 744-1000.

(ii) Global Security Legend. To the extent required by the Depository, each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 7.01 OF THE THIRTEENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 7.01(a) OF THE THIRTEENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

(g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Exchangeable Debentures or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Certificated Exchangeable Debentures, the principal amount of Exchangeable Debentures represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Certificated Exchangeable Debentures upon receipt of a Company Order.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Certificated Exchangeable Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.6, 4.12 and 10.1 of the Indenture).

(iii) The Registrar shall not be required to register the transfer of or exchange any Exchangeable Debenture selected for redemption in whole or in part, except the unredeemed portion of any Exchangeable Debenture being redeemed in part.

(iv) All Global Securities and Certificated Exchangeable Debentures issued upon any registration of transfer or exchange of Global Securities or Certificated Exchangeable Debentures shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under the Indenture, as the Global Securities or Certificated Exchangeable Debentures surrendered upon such registration of transfer or exchange.

(v) Prior to due presentment for the registration of a transfer of any Exchangeable Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Exchangeable Debenture is registered as the absolute owner of such Exchangeable Debenture for the purpose of receiving payment of principal of and interest on such Exchangeable Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Securities and Certificated Exchangeable Debentures in accordance with the provisions of Section 2.3 of the Indenture.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 7.01 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 7.01 of this Thirteenth Supplemental Indenture, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are substantially in the form of Exhibits A, B and C attached to this Thirteenth Supplemental Indenture. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

ARTICLE 8

Section 8.01 Events of Default. For purposes of the Exchangeable Debentures, Section 6.1(c) of the Indenture shall be amended to read:

“(c) the failure by the Company, any Subsidiary Guarantors, or Host REIT to observe or perform any other covenant or agreement contained in the Exchangeable Debentures or the Indenture with respect to the Exchangeable Debentures and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Exchangeable Debentures;”.

ARTICLE 9

Section 9.01 Amendments and Supplements. (a) For purposes of the Exchangeable Debentures, Section 9.1 of the Indenture is hereby amended by replacing subsection (a) with the following:

“(a) to cure any ambiguity, omission, defect or inconsistency, or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision; provided that such modification will not adversely affect the interests of the holders of the Debentures.”

(b) For purposes of the Exchangeable Debentures, Section 9.1 of the Indenture is hereby supplemented by adding the following:

“(k) to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with Article 6 of the Thirteenth Supplemental Indenture and this Indenture or will not adversely affect the interest of the Holders of the Exchangeable Debentures;

(l) to add events of default with respect to the Exchangeable Debentures; and

(m) to add circumstances under which the Company shall pay Liquidated Damages on the Exchangeable Debentures.

(n) to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

(o) to add covenants that would benefit the holders of Debentures or to surrender any rights we have under the Indenture.”

(c) For purposes of the Exchangeable Debentures, Section 9.3 of the Indenture is hereby supplemented by adding the following:

“(j) alter the provisions relating to the Holders’ rights upon a Change of Control in a manner adverse to the Holders of the Exchangeable Debentures, including the Company’s obligations to repurchase the Exchangeable Debentures upon a Change of Control;

(k) reduce the redemption price or Repurchase Price of the Exchangeable Debentures or change the time at which the Exchangeable Debentures may or must be redeemed or repurchased;

(l) make payments on the Exchangeable Debentures in currency other than as originally stated in the Exchangeable Debentures; and

(m) adversely affect the Holders’ rights contained in Articles 5 and 6 of the Thirteenth Supplemental Indenture.”

ARTICLE 10

Section 10.01 Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 10.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the Trustee by reason of this Thirteenth Supplemental Indenture. This Thirteenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Thirteenth Supplemental Indenture.

Section 10.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors.

Section 10.04 THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

Section 10.05 The parties may sign any number of copies of this Thirteenth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 10.06 All capitalized terms used in this Thirteenth Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 10.07 The Exchangeable Debentures may be issued in whole or in part in the form of one or more Global Securities, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). For so long as the Debentures are in Book-Entry Form, all notices, reports and other documents to the Holders shall be delivered through the facilities of the DTC by the Trustee.

IN WITNESS WHEREOF, the parties to this Thirteenth Supplemental Indenture have caused this Thirteenth Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY

HOST MARRIOTT, L.P., a Delaware limited partnership
BY: HOST MARRIOTT CORPORATION, its general partner

By:
Name:
Title:

HOST MARRIOTT CORPORATION

By:
Name:
Title:

SUBSIDIARY GUARANTORS

AIRPORT HOTELS LLC,
HOST OF BOSTON, LTD.,
BY: AIRPORT HOTELS LLC,
HOST OF HOUSTON, LTD.,
BY: AIRPORT HOTELS LLC
HOST OF HOUSTON 1979,
BY: AIRPORT HOTELS LLC
BY: HOST OF HOUSTON, LTD.
BY: AIRPORT HOTELS LLC
CHESAPEAKE FINANCIAL SERVICES LLC,
CITY CENTER INTERSTATE PARTNERSHIP LLC,
HMC RETIREMENT PROPERTIES, L.P.,
BY: DURBIN LLC
HMH MARINA LLC,
FARRELL’S ICE CREAM PARLOUR RESTAURANTS LLC,
HMC ATLANTA LLC,

HMC BCR HOLDINGS LLC,
HMC BURLINGAME LLC,
HMC CALIFORNIA LEASING LLC,
HMC CAPITAL LLC,
HMC CAPITAL RESOURCES LLC,
HMC PARK RIDGE LLC,
HMC PARTNERSHIP HOLDINGS LLC,
HOST PARK RIDGE LLC,
HMC SUITES LLC,
HMC SUITES LIMITED PARTNERSHIP,
BY: HMC SUITES LLC,
PRM LLC,
WELLSFORD-PARK RIDGE HMC HOTEL LIMITED PARTNERSHIP,
BY: HOST PARK RIDGE LLC,
YBG ASSOCIATES LLC,
HMC CHICAGO LLC,
HMC DESERT LLC,
HMC PALM DESERT LLC,
MDSM FINANCE LLC,
HMC DIVERSIFIED LLC,
HMC EAST SIDE II LLC,
HMC GATEWAY LLC,
HMC GRAND LLC,
HMC HANOVER LLC,
HMC HARTFORD LLC,
HMC HOTEL DEVELOPMENT LLC,
HMC HPP LLC,
HMC IHP HOLDINGS LLC,
HMC MANHATTAN BEACH LLC,
HMC MARKET STREET LLC,
NEW MARKET STREET LP,
BY: HMC MARKET STREET LLC
HMC GEORGIA LLC,
HMC MEXPARK LLC,
HMC POLANCO LLC,
HMC NGL LLC,
HMC OLS I L.P.,
BY: HMC OLS I LLC
HMC OP BN LLC,
HMC PACIFIC GATEWAY LLC,
HMC PLP LLC,
CHESAPEAKE HOTEL LIMITED PARTNERSHIP,
BY: HMC PLP LLC

HMC POTOMAC LLC,
HMC PROPERTIES I LLC,
HMC PROPERTIES II LLC,
HMC SBM TWO LLC,
HMC SEATTLE LLC,
HMC SFO LLC,
HMC SWISS HOLDINGS LLC,
HMC WATERFORD LLC,
HMH GENERAL PARTNER HOLDINGS LLC,
HMH NORFOLK LLC,
HMH NORFOLK, L.P.,
BY: HMH NORFOLK LLC
HMH PENTAGON LLC,
HMH RESTAURANTS LLC,
HMH RIVERS LLC,
HMH RIVERS, L.P.,
BY: HMH RIVERS LLC
HMH WTC LLC,
HMP CAPITAL VENTURES LLC,
HMP FINANCIAL SERVICES LLC,
HOST LA JOLLA LLC,
CITY CENTER HOTEL LIMITED PARTNERSHIP,
BY: HOST LA JOLLA LLC
TIMES SQUARE LLC,
IVY STREET LLC,
MARKET STREET HOST LLC,
MFR OF ILLINOIS LLC,
MFR OF VERMONT LLC,
MFR OF WISCONSIN LLC,
PHILADELPHIA AIRPORT HOTEL LLC,
PM FINANCIAL LLC,
PM FINANCIAL LP,
BY: PM FINANCIAL LLC
HMC PROPERTY LEASING LLC,
HMC HOST RESTAURANTS LLC,
SANTA CLARA HMC LLC,
S.D. HOTELS LLC,
TIMES SQUARE GP LLC,
DURBIN LLC,
HMC HT LLC,
HMC JWDC LLC,
HMC OLS I LLC,
HMC OLS II L.P.,
BY: HMC OLS I LLC

HMT LESSEE PARENT, LLC,
HMC/INTERSTATE ONTARIO, L.P.
BY: HMC PARTNERSHIP HOLDINGS LLC
HMC/INTERSTATE MANHATTAN BEACH, L.P.,
BY: HMC MANHATTAN BEACH LLC
HOST/INTERSTATE PARTNERSHIP, L.P.
BY: CITY CENTER INTERSTATE PARTNERSHIP LLC
HMC/INTERSTATE WATERFORD, L.P.
BY: HMC WATERFORD LLC
AMELIATEL,
BY: HMC AMELIA I LLC,
BY: HMC AMELIA II LLC,
HMC AMELIA I LLC,
HMC AMELIA II LLC,
ROCKLEDGE HOTEL LLC,
FERNWOOD HOTEL LLC,
HMC COPLEY LLC,
HMC HEADHOUSE FUNDING LLC,
IVY STREET HOPEWELL LLC,
HMC DIVERSIFIED AMERICAN HOTELS, L.P.,
BY: HMC DIVERSIFIED LLC, AND
POTOMAC HOTEL LIMITED PARTNERSHIP,
BY: HMC POTOMAC LLC

By:
Name:
Title:

TRUSTEE

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title:

EXHIBIT A

[Face of Debenture]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 7.01 OF THE THIRTEENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 7.01(a) OF THE THIRTEENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS DEBENTURE (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE EXCHANGE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE OPERATING PARTNERSHIP OR ANY GUARANTOR WHOLLY OWNED BY THE OPERATING PARTNERSHIP OR ANY OF THEIR RESPECTIVE WHOLLY OWNED SUBSIDIARIES, (B) TO A PERSON WHO IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

THE HOST REIT COMMON STOCK ISSUABLE UPON EXCHANGE OF THE DEBENTURES IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. HOST MARRIOTT, L.P. WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE HOST REIT COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE HOST REIT CORPORATE SECRETARY AT HOST REIT’S PRINCIPLE OFFICE. THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXCHANGE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF

[1]	To be used only if the Exchangeable Debenture is issued as a Global Security.

RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

PURSUANT TO SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. TO OBTAIN THE (I) THE ISSUE PRICE OF THIS DEBENTURE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, (III) THE ISSUE DATE, OR (IV) THE YIELD TO MATURITY; CONTACT INVESTOR RELATIONS AT 6903 ROCKLEDGE DRIVE, SUITE 1500, BETHESDA, MARYLAND 20817, OR BY PHONE AT (240) 744-1000.

HOST MARRIOTT, L.P.

3.25% EXCHANGEABLE SENIOR DEBENTURES DUE APRIL 15, 2024

No. 1	CUSIP: 44108EAT5
$

Host Marriott, L.P., a Delaware limited partnership (hereinafter called the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of $            , on April 15, 2024. The Security is one of the 3.25% Exchangeable Senior Debentures due 2024 referred to in such Indenture.

Interest Payment Dates: January 15, April 15, July 15 and October 15.

Record Dates: December 31, March 31, June 30 and September 30.

Reference is made to the further provisions of this Debenture on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HOST MARRIOTT, L.P.
a Delaware limited partnership
By: Host Marriott Corporation, its general partner

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK

By
Authorized Signatory

Dated:

[Reverse of Debenture]

3.25% EXCHANGEABLE SENIOR DEBENTURES DUE APRIL 15, 2024

1. Interest.

This Debenture shall bear interest at a rate of 3.25% per year on the principal hereof, from March 16, 2004 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning April 15, 2004 (each an “Interest Payment Date”) to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on December 31, March 31, June 30 and September 30 (each a “Regular Record Date”) (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Each payment of interest shall include interest accrued for the period (the “Interest Period”), commencing on and including the immediately preceding Interest Payment Date (or, if none, March 16, 2004) to, but excluding the applicable Interest Payment Date. The amount of interest payable for any Interest Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

Holders of Debentures at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest, including Liquidated Damages, if any, payable on the corresponding Interest Payment Date notwithstanding the exchange of such Notes at any time after 5:00 p.m., New York City time, on such Regular Record Date. Debentures surrendered for exchange by a Holder during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Liquidated Damages, if any, that the Holder is to receive on the Debentures; provided, however, that no such payment need be made if the Company has specified a redemption date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date.

The Company or Host REIT is permitted to withhold from payment of interest otherwise due to a Holder, from cash payable to a Holder on redemption or from shares of Host REIT common stock otherwise deliverable to a Holder upon exchange of a Debenture, any amounts that either the Company or Host REIT is required by applicable laws to withhold.

2. Method of Payment.

The Company shall pay interest on the Debentures (except defaulted interest) to the Persons who are the registered Holders at 5:00 p.m. on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Debentures to a Paying Agent to collect principal payments. Principal of, premium, if any, and interest on the Debentures will be payable in United States Dollars at the office or agency of the Company maintained for such purpose, in the Borough of Manhattan, The City of New York or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Debentures at the addresses set forth upon the registry books of the Company; provided, however, Holders of Global Securities will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee not fewer than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3. Paying Agent, Exchange Agent and Registrar.

Initially, the Trustee, shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Exchange Agent, Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may, subject to certain exceptions, act as Paying Agent, Exchange Agent, Registrar or co-registrar.

4. Indenture.

The Company issued the Debentures and the Subsidiary Guarantors issued their Guarantees under an Amended and Restated Indenture, dated as of August 5, 1998, as supplemented (the “Indenture”), between the Company, its Parents, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The Debentures are limited to $500,000,000 in aggregate principal amount. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and said Act for a statement of them. The Debentures are senior, general obligations of the Company, secured initially by a pledge of Capital Stock of certain Subsidiaries of the Company, which pledge is shared equally and ratably with the Credit Facility, the Existing Senior Notes and certain future Indebtedness of the Company ranking pari passu with the Debentures. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by the provisions of the Indenture, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5. Redemption at the Option of the Company.

No sinking fund is provided for the Debentures. The Debentures shall be redeemable, in whole or in part, at any time on or after April 15, 2009, at the Company’s option, at the following prices expressed as a percentage of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date:

Redemption Date	Percentage
April 19, 2009	100.542%
July 15, 2009	100.407%
October 15, 2009	100.271%
January 15, 2010	100.136%
April 15, 2010 and thereafter	100.000%

If the Paying Agent holds, in accordance with the terms of the Indenture, at 10:00 a.m., New York City time, on the applicable Redemption Date, money sufficient to pay the redemption price of any Debentures for which notice of redemption is given, then, on such Redemption Date, such Debentures will cease to be outstanding and interest (including Liquidated Damages, if any) on such Debentures will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Debentures).

6. Notice of Redemption.

Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a redemption date to the each Holder of Debentures to be redeemed at the Holder’s registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7. Purchase By the Company at the Option of the Holder.

(a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on April 15, 2010, April 15, 2014 and on April 15, 2019 (each a “Repurchase Date”), in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of the Debentures to be repurchased.

(b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Debentures held by such Holder upon a Change of Control. The Debentures shall be purchased at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid interest (including Liquidated Damages), if any, to, but not including, such Change of Control Payment Date (the “Change in Control Payment”).

(c) Holders have the right to withdraw any written notice delivered pursuant to Paragraph 7(a) above or Change of Control purchase notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8. Exchange.

(a) The initial Exchange Rate is 54.6448 shares of Host REIT Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Thirteenth Supplemental Indenture. A Holder that surrenders Debentures for exchange will receive cash in lieu of any fractional share of Host REIT Common Stock based on the Sale Price of the Host REIT Common Stock of the Company on the Trading Day immediately prior to the Exchange Date.

(b) Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to exchange of this Debentures set forth in Article 6 of the Thirteenth Supplemental Indenture) (and subject to the Company’s right to deliver cash or Host REIT Common Stock upon a Principal Value Exchange), a Holder is entitled, at such Holder’s option, to exchange the Holder’s Note into shares of Host REIT Common Stock at the applicable Exchange Rate in effect on the date of exchange.

(c) A Debenture in respect of which a Holder has delivered a Repurchase Notice or Change of Control purchase notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Debenture may be exchanged only if such Repurchase Notice or Change of Control purchase notice is withdrawn in accordance with the terms of the Indenture.

(d) No payment or adjustment will be made for accrued and unpaid interest (including Liquidated Damages, if any) or dividends on the shares of Host REIT Common Stock, except as provided in the Indenture.

(e) To surrender a Debenture for exchange, in the case of a Global Security, a Holder must comply with all applicable procedures of the Depository, and in the case of a Certificated Security, a Holder must (1) complete and manually sign the irrevocable exchange notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent, (2) surrender the Debenture, if certificated, to the Exchange Agent and in any such case furnish appropriate endorsements and transfer documents and pay any transfer or similar taxes and all other taxes or duties, if required.

(f) If the Company or Host REIT is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in Article 5 of the Indenture, or a merger or binding share exchange which reclassifies or changes the outstanding shares of Host REIT Common Stock, the right to exchange a Debentures into shares of Host REIT Common Stock may be changed into a right to exchange it into securities, cash or other assets of the Company or another Person.

9. Events of Default.

If an Event of Default with respect to the Debentures occurs and is continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of the Company), then either the Trustee or the Holders of 25% in aggregate principal amount of the Debentures then outstanding may declare all Debentures to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power with respect to such Debentures. The Trustee may withhold from Holders of Debentures notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

10. Amendments and Waivers.

The Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for certain limited purposes without the consent of the Holders. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66% of the aggregate principal amount of the Securities then outstanding), and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Debentures.

11. Denominations; Transfer; Exchange.

The Debentures are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Debentures in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures (a) selected for redemption except the unredeemed portion of any Debentures being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at 5:00 p.m. on the day of such mailing.

12. Persons Deemed Owners.

The registered Holder of this Debenture may be treated as the owner of it for all purposes.

13. Unclaimed Money or Securities.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

14. Trustee Dealings with the Company.

The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor or any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee or such agent.

15. Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Debentures. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Debentures. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Debentures upon the request of such Holder.

16. No Recourse Against Others.

No recourse for the payment of the principal of, premium, if any, or interest on the Debentures or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Subsidiary Guarantors in the Indenture, or in the Debentures or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or guarantor of the Debentures pursuant to the Indenture. Each Holder, by accepting the Debentures, waives and releases all such liability.

17. Authentication.

This Debenture shall not be valid until an authorize signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers printed hereon.

21. Additional Rights of Holders.

In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Thirteenth Supplemental Indenture, among the Company, Host REIT, the Subsidiary Guarantors and the Initial Purchasers.

22. Governing Law.

THE INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Host Marriott, L.P.

6903 Rockledge Drive

Bethesda, Maryland 20817

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Debenture, fill in the form below: (I) or (We) assign and transfer this Debenture to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

EXCHANGE NOTICE

To exchange this Debenture into shares of Common Stock of Host REIT, check the box ☐.

To exchange only part of this Debenture, state the principal amount at maturity to be exchanged                                      (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i)the Securities Transfer Agent Medallion Program (STAMP); (ii)the New York Stock Exchange Medallion Program (MSP); (iii)the Stock Exchange Medallion Program (SEMP); or (iv)such other guaranty program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 5.02 of the Thirteenth Supplemental Indenture or Article 10 of the Indenture, check the appropriate box:

☐	Section 5.02

☐	Article 10.

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.02 or Article 10 of the Indenture, as the case may be, state the amount you want to be purchased: $            .

Date:	Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee***

***	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY2

The following exchanges of an interest in this Global Security for an interest in another Global Securities or for a Certificated Security, or exchanges of an interest in another Global Security or Certificated Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian

2	This should be included only if the Security is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Host Marriott, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 3.25% Exchangeable Senior Debentures due 2024

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York (the “Trustee”), and the Thirteenth Supplemental Indenture to the Base Indenture, dated as of March 16, 2004 (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Marriott, L.P., as issuer (the “Company”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                     , (the “Transferor”) owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐    Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Security or a Certificated Exchangeable Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Exchangeable Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Exchangeable Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States and the restrictions set forth in the Private Placement Legend. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Exchangeable Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Security and/or the Certificated Exchangeable Debenture and in the Indenture and the Securities Act.

2.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Certificated Exchangeable Debenture pursuant to any provision of the Securities Act other than Rule 144A . The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Securities and Certificated Exchangeable Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that such Transfer is being effected to the Company or a subsidiary thereof.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a) a beneficial interest in a Global Security (CUSIP[ ]), or

☐	(b) a Certificated Exchangeable Debenture.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a) a beneficial interest in a Restricted Global Security (CUSIP[ ]); or

☐	(b) a Certificated Exchangeable Debenture.

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Host Marriott, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: Chief Financial Officer

The Bank of New York

101 Barclay Street

New York, New York 10286

Attention: Corporate Trust Department

Re: 3.25% Exchangeable Senior Debentures due 2024

Dear Sirs:

Reference is hereby made to the Amended and Restated Indenture, dated as of August 5, 1998 (the “Base Indenture”), among HMH Properties, Inc., its Parents and the Subsidiary Guarantors named therein (collectively, the “Subsidiary Guarantors”) and The Bank of New York, as trustee (the “Trustee”), and the Thirteenth Supplemental Indenture to the Base Indenture, dated as of March 16, 2004 (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Host Marriott, L.P., as issuer (the “Company”), the Subsidiary Guarantors and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $                     in such Debenture[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Certificated Exchangeable Debentures or Beneficial Interests in Global Securities for Certificated Exchangeable Debentures or Beneficial Interests in Global Securities

(a)     ☐     Check if Exchange is from beneficial interest in a Global Security to Certificated Exchangeable Debenture. In connection with the Exchange of the Owner’s beneficial interest in a Global Security for a Certificated Exchangeable Debenture with an equal principal amount, the Owner hereby certifies that the Certificated Exchangeable Debenture is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Certificated Exchangeable Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Certificated Exchangeable Debenture and in the Indenture and the Securities Act.

(b)     ☐     Check if Exchange is from Certificated Exchangeable Debenture to beneficial interest in a Global Security. In connection with the Exchange of the Owner’s Certificated Exchangeable Debenture for a beneficial interest in the Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: